                                                                     EXHIBIT 4.4


                             ADOPTION AGREEMENT FOR

                    CUSTOM BENEFIT SERVICES OF HOUSTON, INC.
                       STANDARDIZED 401(K) PROFIT SHARING
                                 PLAN AND TRUST
                            (WITH PAIRING PROVISIONS)

         The undersigned Employer adopts the CUSTOM BENEFIT SERVICES OF HOUSTON, INC. Standardized 401(k) Profit Sharing Plan and Trust for those Employees who shall qualify as Participants hereunder, to be known as the

A1       PROSPERITY BANCSHARES, INC. 401(k) PROFIT SHARING PLAN
       -------------------------------------------------------------------------
                                (Enter Plan Name)

It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1       Name of Employer  PROSPERITY BANCSHARES, INC.
                          ------------------------------------------------------


B2       Address  POST OFFICE DRAWER G
                 ---------------------------------------------------------------

                  EL CAMPO                   ,    TX              77437
                 ----------------------------   ---------     -----------------
                           City                   State              Zip

         Telephone  (409) 543-2200
                   ----------------------
B3       Employer Identification Number   74-2331986
                                        ---------------
B4       Date Business Commenced
                                 ----------------------



Copyright 1992-R CUSTOM BENEFIT SERVICES OF HOUSTON, INC.

B5       TYPE OF ENTITY

         a.   ( )   S Corporation
         b.   ( )   Professional Service Corporation
         c.   (X)   Corporation
         d.   ( )   Sole Proprietorship
         e.   ( )   Partnership
         f.   ( )   Other
                         --------------------

         AND, is the Employer a member of...
              g.    a controlled group?   ( ) Yes    (X) No
              h.    an affiliated service group?   ( ) Yes    (X) No

B6       NAME(S) OF TRUSTEE(S)

         a.    DAVID ZALMAN
           ---------------------------------------------------------------------

         b.
           ---------------------------------------------------------------------

         c.
           ---------------------------------------------------------------------

         d.
           ---------------------------------------------------------------------

         e.
           ---------------------------------------------------------------------

B7       TRUSTEES' ADDRESS

         a.   (X)   Use Employer Address

         b.   ( )
                    ------------------------------------------------------------
                                             Street

                                           ,
                    -----------------------   ---------------  -----------------
                              City                 State             Zip

B8       LOCATION OF EMPLOYER'S PRINCIPAL OFFICE:

         a.   (X) State   b.  ( ) Commonwealth of c. Texas and this Plan and
                  Trust shall be governed under the same.

B9       EMPLOYER FISCAL YEAR means the 12 consecutive month period:

         Commencing on a.  January 1    (e.g., January 1st) and
                          -------------
                           month   day

ending on b.  December 31  .
             --------------
               month   day

PLAN INFORMATION

C1       EFFECTIVE DATE

         This Adoption Agreement of the CUSTOM BENEFIT SERVICES OF HOUSTON, INC. Standardized 401(k) Profit Sharing Plan and Trust shall:

         a.   ( )   establish a new Plan and Trust effective as of _____
                    (hereinafter called the "Effective Date").

         b.   (X)   constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective January 1, 1984 (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is May 1, 1999 (For TRA '86 amendments, enter the first day of the first Plan Year beginning in
                    1989).

C2       PLAN YEAR means the 12 consecutive month period:

         Commencing on a. January 1 (e.g., January 1st) and

         ending on b. December 31.

         IS THERE A SHORT PLAN YEAR?

         c. (X) No
         d. ( ) Yes, beginning
                               --------------------------
                    and ending                           .
                               --------------------------
C3       ANNIVERSARY DATE of Plan (Annual Valuation Date)

         a.  December 31
            ---------------------
             month           day

C4       PLAN NUMBER assigned by the Employer (select one)

         a. (X) 001   b. ( ) 002   c. ( ) 003   d. ( ) Other
                                                             --------------

C5 NAME OF PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

         a.   (X)   Employer  (Use Employer Address)

         b.   ( )   Name
                         -------------------------------------------------------

                    Address      ( ) Use Employer Address


                              --------------------------------------------------

                                                ,
                              ------------------  --------------  -------------
                                     City             State           Zip

                    Telephone
                              --------------------

                    Administrator's I.D. Number
                                                -------------------

C6       PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

         a.   (X)   Employer (Use Employer Address)

         b.   ( )   Name
                         -------------------------------------------------------

                    Address
                            ----------------------------------------------------

                            ----------------------------------------------------

ELIGIBILITY, VESTING AND RETIREMENT AGE

D1 ELIGIBLE EMPLOYEES (Plan Section 1.15) shall mean all Employees who have satisfied the eligibility requirements except those checked below:

         a.   (X)   N/A. No exclusions.
         b.   ( )   Employees whose employment is governed by a collective
                    bargaining agreement between the Employer and "employee
                    representatives" under which retirement benefits were the
                    subject of good faith bargaining. For this purpose, the term
                    "employee representatives" does not include any organization more than half of whose members are employees who are
                    owners, officers, or executives of the Employer.
         c.   ( )   Employees who are nonresident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section
                    861(a)(3)).

         NOTE: For purposes of this section, the term Employee shall include all Employees of this Employer, any Affiliated Employer, and any leased employees deemed to be Employees under Code Section 414(n) or 414(o).

D2 HOURS OF SERVICE (Plan Section 1.31) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

         a.   (X)   On the basis of actual hours for which an Employee is paid or entitled to payment.
         b.   ( )   On the basis of days worked. An Employee will be credited
                    with ten (10) Hours of Service if under the Plan such
                    Employee would be credited with at least one (1) Hour of
                    Service during the day.
         c.   ( )   On the basis of weeks worked. An Employee will be credited forty-five (45) Hours of Service if under the Plan such
                    Employee would be credited with at least one (1) Hour of
                    Service during the week.
         d.   ( )   On the basis of semi-monthly payroll periods. An Employee
                    will be credited ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one
                    (1) Hour of Service during the semi-monthly payroll period.
         e.   ( )   On the basis of months worked. An Employee will be credited one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

D3 CONDITIONS OF ELIGIBILITY (Plan Section 3.1) (Check either a OR b and c, and if applicable, d)

         Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

         a.   ( )   NO AGE OR SERVICE REQUIRED.

         b.   (X)   SERVICE REQUIREMENT. (may not exceed 1 year)

              1.    ( )    None
              2.    ( )    1/2 Year of Service
              3.    ( )    1 Year of Service
              4.    (X)    Other   3 months of service

         NOTE: If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in Months of Service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.

         c.   (X)   AGE REQUIREMENT (may not exceed 21)

              1.    ( )    N/A - No Age Requirement.
              2.    ( )    20 1/2
              3.    (X)    21
              4.    ( )    Other ___________________

         d.   ( )   FOR NEW PLANS ONLY - Regardless of any of the above age or service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

D4 EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2) An Eligible Employee shall become a Participant as of:

         a. ( ) the first day of the Plan Year in which he met the requirements.
         b. ( ) the first day of the Plan Year in which he met the requirements, if he met the requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he met the requirements in the last 6 months of the Plan Year.
         c. ( ) the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.
         d. ( ) the first day of the Plan Year next following the date on which he met the requirements. (Eligibility must be 1/2 Year of Service or less or 1 1/2 Years of Service or less if 100% immediate vesting is selected and age 20 1/2 or less.)
         e. (X) the first day of the month coinciding with or next following the date on which he met the requirements.
         f. ( ) Other: ______________, provided that an Employee who has satisfied the maximum age and service requirements that are permissible in Section D3 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

D5       VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b))

         The vesting schedule, based on number of Years of Service, shall be as follows:

         a. ( ) 100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.)

         b.   ( )   0-2  years             0%          c.   ( )     0-4   years               0%
                      3  year            100%                         5   years             100%

         d.   (X)   0-1  year              0%          e.   ( )       1   year               25%
                      2  years            20%                         2   years              50%
                      3  years            40%                         3   years              75%
                      4  years            60%                         4   years             100%
                      5  years            80%
                      6  years           100%

         f.   ( )     1  year             20%          g.   ( )     0-2   years               0%
                      2  years            40%                         3   years              20%
                      3  years            60%                         4   years              40%
                      4  years            80%                         5   years              60%
                      5  years           100%                         6   years              80%
                                                                      7   years             100%

         h.   ( )  Other - Must be at least as liberal as either c. or g. above.

                        Years of Service            Percentage

                        ----------------            ----------

                        ----------------            ----------

                        ----------------            ----------

                        ----------------            ----------

                        ----------------            ----------

                        ----------------            ----------

                        ----------------            ----------

D6 FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

         a. (X) Vesting schedule has not been amended or amended schedule is more favorable in all years.

         b.   ( )   Years of Service        Percentage

                    ----------------        ----------

                    ----------------        ----------

                    ----------------        ----------

                    ----------------        ----------

                    ----------------        ----------

                    ----------------        ----------

                    ----------------        ----------

D7 TOP HEAVY VESTING (Plan Section 6.4(c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

         a.   (X)   N/A (D5a, b, d, e or f was selected)

         b.   ( )     0-1  year              0%        c.   ( )  0-2  years   0%
                        2  years            20%                    3  years 100%
                        3  years            40%
                        4  years            60%
                        5  years            80%
                        6  years           100%

         NOTE: This section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

D8 VESTING (Plan Section 6.4(h)) In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

         a.   ( )   Service prior to the Effective Date of the Plan or a
                    predecessor plan.       b. (X) N/A.

         c.   ( )   Service prior to the time an Employee attained age 18.
                                            d. (X) N/A.

D9       PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER

         a.   ( )   No.
         b.   (X)   Yes: Years of Service with all future acquisitions of the
                    Employer shall be recognized for the purpose of this Plan.

         NOTE: If the predecessor Employer maintained this qualified Plan, then Years of Service with such predecessor Employer shall be recognized pursuant to Section 1.74, and b. must be marked.

D10      NORMAL RETIREMENT AGE ("NRA") (Plan Section 1.42) means:

         a.   (X)   the date a Participant attains his 62nd birthday. (not to
                    exceed 65th)

         b.   ( )   the later of the date a Participant attains his ____
                    birthday (not to exceed 65th) or the c. ___ (not to exceed
                    5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.

D11      NORMAL RETIREMENT DATE (Plan Section 1.43) shall commence:

         a.   ( )   as of the Participant's "NRA."

              OR (must select b. or c. AND 1. or 2.)

         b. (X) as of the first day of the month...
         c. ( ) as of the Anniversary Date...
            1. (X) coinciding with or next following the Participant's "NRA."
            2. ( ) nearest the Participant's "NRA."

D12      EARLY RETIREMENT DATE (Plan Section 1.12) means the:

         a.   (X)   No Early Retirement provision provided.
         b.   ( )   date on which a Participant...
         c.   ( )   first day of the month coinciding with or next following the date on which a Participant...
         d.   ( )   Anniversary Date coinciding with or next following the date on which a Participant...

         AND, if b., c. or d. was selected...

              1.  ( )    attains his ____ birthday and has
              2.  ( )    completed at least ____ Years of Service.

CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1       a.   COMPENSATION (Plan Section 1.9) with respect to any Participant means:

              1.    (X)      Wages, tips and other Compensation on Form W-2.
              2.    ( )      Section 3401(a) wages (wages for withholding
                             purposes).
              3.    ( )      415 safe-harbor compensation.

              AND COMPENSATION

              1.    (X)    shall
              2.    ( )    shall not

              exclude (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

         b.   COMPENSATION shall be

              1.    (X)    actually paid (must be selected if Plan is
                            integrated)
              2.    ( )    accrued

         c. FOR PURPOSES OF THIS SECTION E1, Compensation shall be based on:

              1. (X) the Plan Year.
              2. ( ) the Fiscal Year coinciding with or ending within the Plan
                     Year.
              3. ( ) the Calendar Year coinciding with or ending within the Plan
                     Year.

         NOTE: The Limitation Year shall be the same as the year on which Compensation is based.

         d. HOWEVER, for an Employee's first year of participation, Compensation shall be recognized as of:

              1. ( ) the first day of the Plan Year.
              2. (X) the date the Participant entered the Plan.

         e.   IN ADDITION, COMPENSATION and "414(s) Compensation"
              1. (X) shall 2. ( ) shall not include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b).

E2       SALARY REDUCTION ARRANGEMENT - ELECTIVE CONTRIBUTION
         (Plan Section 11.2) Each Employee may elect to have his Compensation reduced by:

         a.   ( )   ____%
         b.   ( )   up to ____%
         c.   ( )   from ____% to ____%
         d.   (X)   up to the maximum percentage allowable not to exceed the
                    limits of Code Sections 401(k), 404 and 415.

         AND...

         e.   (X)   A Participant may elect to commence salary reductions as of the first day of each calendar quarter (ENTER AT LEAST ONE
                    DATE OR PERIOD). A Participant may modify the amount of salary reductions as of the first day of each calendar quarter (ENTER AT LEAST ONE DATE OR PERIOD).

         AND...

              Shall cash bonuses paid within 2 1/2 months after the end of the Plan Year be subject to the salary reduction election?

         f.   ( )   Yes
         g.   (X)   No

E3       FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION
         (Plan Section 11.1(b))

         a.   ( )   N/A. There shall be no matching contributions.
         b.   ( )   The Employer shall make matching contributions equal to
                    ____% (e.g. 50%) of the Participant's salary reductions.
         c.   (X)   The Employer may make matching contributions equal to a
                    discretionary percentage, to be determined by the Employer, of the Participant's salary reductions.
         d.   ( )   The Employer shall make matching contributions equal to the sum of ____% of the portion of the Participant's salary reduction which does not exceed ____% of the Participant's
                    Compensation plus ____% of the portion of the Participant's salary reduction which exceeds ____% of the Participant's
                    Compensation, but does not exceed ____% of the Participant's
                    Compensation.

         e.   ( )   The Employer shall make matching contributions equal to the percentage determined under the following schedule:

                        Participant's Total         Matching Percentage
                         Years of Service


                              ------                      ------

                              ------                      ------

                              ------                      ------

         FOR PLANS WITH MATCHING CONTRIBUTIONS

         f.   (X)   Matching contributions g. ( ) shall h. (X) shall not be used in satisfying the deferral percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).

         i.   (X)   For Plan Years beginning prior to 1990, a Year of Service
                    ( ) shall j. (X) shall not be required in order to share in the matching contributions. For Plan Years beginning after 1989, a Year of Service shall not be required in order to share in the matching contributions.

         k.   ( )   In determining matching contributions, only salary
                    reductions up to ____% of a Participant's Compensation will
                    be matched.   l. (X)  N/A

         m.   ( )   The matching contribution made on behalf of a Participant
                    for any Plan Year shall not exceed $____.

                    n. (X)  N/A
         o.   (X)   Matching contributions shall be made on behalf of
                  1.     (X)    all Participants.
                  2.     ( )    only Non-Highly Compensated Employees.

         p.   ( )   Notwithstanding anything in the Plan to the contrary, all
                    matching contributions which relate to distributions of Excess Deferred Compensation, Excess Contributions, and
                    Excess Aggregate Contributions shall be Forfeited. (Select this option only if it is applicable.)

E4 WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED (OTHER THAN A DISCRETIONARY MATCHING OR QUALIFIED NON-ELECTIVE CONTRIBUTION) (Plan
         Section 11.1(c))?

         a. ( ) No.
         b. ( ) Yes, the Employer may make a discretionary contribution out of its current or accumulated Net Profit.

         c. (X) Yes, the Employer may make a discretionary contribution which is not limited to its current or accumulated Net Profit.

         IF YES (b. or c. is selected above), the Employer's discretionary contribution shall be allocated as follows:

         d. (X)   FOR A NON-INTEGRATED PLAN

         The Employer discretionary contribution for the Plan Year shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.

         e. ( )   FOR AN INTEGRATED PLAN

         The Employer discretionary contribution for the Plan Year shall be allocated in accordance with Plan Section 4.3(b)(2) based on a Participant's Compensation in excess of:

              f.    ( )    The Taxable Wage Base.
              g.    ( )    The greater of $10,000 or 20% of the Taxable Wage
                           Base.
              h.    ( )    ____% of the Taxable Wage Base. (See Note below)
              i.    ( )    $____. (see Note below)

         NOTE:      The integration percentage of 5.7% shall be reduced to:

                    1. 4.3% if h. or i. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
                    2. 5.4% if h. or i. above is less than 100% and more than 80% of the Taxable Wage Base.

E5       QUALIFIED NON-ELECTIVE CONTRIBUTIONS (Plan Section 11.1(d))

         a.   ( )   N/A. There shall be no Qualified Non-Elective Contributions except as provided in Sections 11.5(b) and 11.7(h).
         b.   ( )   The Employer shall make a Qualified Non-Elective
                    Contribution equal to ____% of the total Compensation of all
                    Participants eligible to share in the allocations.
         c.   (X)   The Employer may make a Qualified Non-Elective Contribution in an amount to be determined by the Employer.

E6       FORFEITURES (Plan Section 4.3(e))

         a. Forfeitures of contributions other than matching contributions shall be...

              1. (X) added to the Employer's contribution under the Plan.
              2. ( ) allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the year bears to the Compensation of all Participants for such year.

         b. Forfeitures of matching contributions shall be...

              1. ( )    N/A. No matching contributions or match is fully
                           vested.
              2. (X)    used to reduce the Employer's matching contribution.
              3. ( )    allocated to all Participants eligible to share in
                        the allocations in proportion to each such Participant's
                        Compensation for the year.
              4. ( )    allocated to all Non-Highly Compensated Employee's
                        eligible to share in the allocations in proportion to each such Participant's Compensation for the year.

E7       ALLOCATIONS TO TERMINATED PARTICIPANTS (Plan Section 4.3(k))

         Any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability or retirement:

         a. With respect to the allocation of Employer Non-Elective Contributions (other than matching), Qualified Non-Elective Contributions, and Forfeitures for Plan Years beginning prior to 1990:

              1. ( ) N/A
              2. ( ) shall share in such allocations provided such Participant completed a Year of Service.
              3. (X) shall not share in such allocations regardless of Hours of
                     Service.

          NOTE: The Plan provides that for Plan Years beginning after 1989, a terminated Participant shall share in such allocations provided such Participant completed more than 500 Hours of Service.

         b.   With respect to the allocation of Employer Matching
              Contributions, a Participant:

              1.    For Plan Years beginning after 1989,

                    i.      ( )    N/A, Plan does not provide for matching
                                   contributions.
                    ii.     ( )    shall share in the allocations, regardless of
                                   Hours of Service.
                    iii.    (X)    shall share in the allocations provided such
                                   Participant completed more than 500 Hours of Service.

              2.    For Plan Years beginning before 1990,

                    i.      (X)    N/A, new Plan, or same as Plan Years
                                   beginning after 1989.
                    ii.     ( )    shall share in the allocations, regardless of
                                   Hours of Service.
                    iii.    ( )    shall share in the allocations provided such
                                   Participant completed a Year of Service.

E8       ALLOCATIONS OF EARNINGS (Plan Section 4.3(c))

         Allocations of earnings with respect to amounts contributed to the Plan after the previous Anniversary Date or other valuation date shall be determined...

         a.   ( )   by using a weighted average.
         b.   ( )   by treating one-half of all such contributions as being a
                    part of the Participant's nonsegregated account balance as of the previous Anniversary Date or valuation date.
         c.   ( )   by using the method specified in Section 4.3(c).
         d.   (X)   other daily through participant directed accounts.

E9       LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)

         a. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, or if the Employer maintains a welfare benefit fund, as defined in Code
              Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:

              1.    (X)    N/A.
              2.    ( )    The provisions of Section 4.4(b) of the Plan will
                           apply.
              3.    ( )    Provide the method under which the Plans will limit
                           total Annual Additions to the Maximum Permissible
                           Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

            NOTE: If a.3 above is selected, an Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan is qualified under Code
                           Section 401.

         b. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

              1.    (X)    N/A.
              2.    ( )    In any Limitation Year, the Annual Additions credited
                           to the Participant under this Plan may not cause the
                           sum of the Defined Benefit Plan Fraction and the
                           Defined Contribution Fraction to exceed 1.0. If the
                           Employer's contribution that would otherwise be made
                           on the Participant's behalf during the limitation
                           year would cause the 1.0 limitation to be exceeded,
                           the rate of contribution under this Plan will be
                           reduced so that the sum of the fractions equals 1.0.
                           If the 1.0 limitation is exceeded because of an
                           Excess Amount, such Excess Amount will be reduced in
                           accordance with Section 4.4(a)(4) of the Plan.
              3.    ( )    Provide the method under which the Plans involved
                           will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

E10      DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h))
         Distributions upon the death of a Participant prior to receiving any benefits shall...

         a.   (X)   be made pursuant to the election of the Participant or
                    beneficiary.
         b.   ( )   begin within 1 year of death for a designated beneficiary
                    and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin within the
                    time the Participant would have attained age 70 1/2.
         c.   ( )   be made within 5 years of death for all beneficiaries.
         d.   ( )   other  ____

E11 LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code Section 401(a)(9) shall...

         a.   (X)   be recalculated at the Participant's election.
         b.   ( )   be recalculated.
         c.   ( )   not be recalculated.

E12      CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION
         Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied:

         a.   (X)   N/A. Immediate distributions may be made at Participant's
                    election.
         b.   ( )   The Participant has incurred ___ 1-Year Break(s) in Service.
         c.   ( )   The Participant has reached his or her Early or Normal
                    Retirement Age.
         d.   ( )   Distributions may be made at the Participant's election on or after the Anniversary Date following termination of
                    employment.
         e.   ( )   Other ____

E13      FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6)
         Distributions under the Plan may be made...

         a.   1.    (X)    in lump sums.
              2.    ( )    in lump sums or installments.

         b.   AND, pursuant to Plan Section 6.13,

              1.    ( )    no annuities are allowed (avoids Joint and Survivor
                           rules).
              2.    (X)    annuities are allowed (Plan Section 6.13 shall not
                           apply).

           NOTE: b.1. above may not be elected if this is an amendment to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.

         c. AND may be made in...

              1.    (X)    cash only (except for insurance or annuity
                           contracts).
              2.    ( )    cash or property.

TOP HEAVY REQUIREMENTS

F1 TOP HEAVY DUPLICATIONS (Plan Section 4.3(i)): When a Non-Key Employee is a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

         a.   (X)   The Employer does not maintain a Defined Benefit Plan.

         b.   ( )   A minimum, non-integrated contribution of 5% of each Non-Key
                    Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(i). (The Defined Benefit and Defined Contribution Fractions will be computed using
                    100% if this choice is selected.)

         c.   ( )   A minimum, non-integrated contribution of 7 1/2% of each
                    Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(i). (If this choice is selected, the Defined Benefit and Defined Contribution
                    Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)

         d.   ( )   Specify the method under which the Plans will provide top
                    heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code
                    Section 415(e).

F2 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for Top Heavy purposes where the Employer maintains a Defined Benefit Plan in addition to this Plan, shall be based on...

         a.   (X)   N/A. The Employer does not maintain a defined benefit plan.

         b.   ( )   Interest Rate:    ____

                    Mortality Table:  ____

F3 TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more Defined Contribution Plans (other than paired plans).

         a.   (X)   N/A.
         b.   ( )   A minimum, non-integrated contribution of 3% of each Non-Key
                    Employee's total Compensation shall be provided in the Money
                    Purchase Plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired
                    Defined Contribution Plans.
         c.   ( )   Specify the method under which the Plans will provide top
                    heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code
                    Section 415(e).

F4       IS THIS A PAIRED PLAN?

         a. ( ) Yes. Name the Plan(s) with which this is paired.


                ----------------------------------------------------------------

         b. (X) No or N/A.

MISCELLANEOUS

G1       LOANS TO PARTICIPANTS (Plan Section 7.4)

         a.   (X)   Yes, loans may be made up to $50,000 or 1/2 Vested interest.
         b.   ( )   No, loans may not be made.

         If YES, (check all that apply)...

         c.   (X)   loans shall be treated as a Directed Investment.
         d.   ( )   loans shall only be made for hardship or financial
                    necessity.
         e.   (X)   the minimum loan shall be $1,000.
         f.   ( )   $10,000 de minimis loans may be made regardless of Vested
                    interest. (If selected, Plan may need security in addition to Vested interest.)

         NOTE: Department of Labor Regulations require the adoption of a SEPARATE written loan program setting forth the requirements outlined in Plan Section 7.4.

G2 DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.8) are permitted for the interest in any one or more accounts.

         a.   (X)   Yes, regardless of the Participant's Vested interest in the
                    Plan.
         b.   ( )   Yes, but only with respect to the Participant's Vested
                    interest in the Plan.
         c.   ( )   Yes, but only with respect to those accounts which are 100%
                    Vested.
         d.   ( )   No directed investments are permitted.

G3       TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.6)

         a.   (X)   Yes, transfers from qualified plans (and rollovers) will be allowed.
         b.   ( )   No, transfers from qualified plans (and rollovers) will not be allowed.

         AND, transfers shall be permitted...

         c.   (X)   from any Employee, even if not a Participant.
         d.   ( )   from Participants only.

G4       EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.7)

         a.   ( )   Yes, Voluntary Contributions are allowed subject to the
                    limits of Section 4.9.
         b.   (X)   No, Voluntary Contributions will not be allowed.

         NOTE: TRA '86 subjects voluntary contributions to strict discrimination rules.

G5       HARDSHIP DISTRIBUTIONS (Plan Sections 6.11 and 11.8)

         a.   ( )   Yes, from any accounts which are 100% Vested.
         b.   (X)   Yes, from Participant's Elective Account only.
         c.   ( )   Yes, but limited to the Participant's Account only.
         d.   ( )   No.

         NOTE: Distributions from a Participant's Elective Account are limited to the portion of such account attributable to such Participant's Deferred Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective Account.

G6       PRE-RETIREMENT DISTRIBUTION (Plan Section 6.10)

         a.   ( )   If a Participant has reached the age of ____, distributions may be made, at the Participant's election, from any
                    accounts which are 100% Vested without requiring the
                    Participant to terminate employment.
         b.   (X)   No pre-retirement distribution may be made.

         NOTE: Distributions from a Participant's Elective Account and Qualified Non-Elective Account are not permitted prior to age 59 1/2.

G7 LIFE INSURANCE (Plan Section 7.2(d)) may be purchased with Plan contributions.

         a.   ( )   No life insurance may be purchased.
         b.   (X)   Yes, at the option of the Administrator.
         c.   ( )   Yes, at the option of the Participant.

         AND, the purchase of initial or additional life insurance shall be subject to the following limitations: (select all that apply)

         d.   (X)   N/A, no limitations.
         e.   ( )   each initial Contract shall have a minimum face amount of
                    $____.
         f.   ( )   each additional Contract shall have a minimum face amount of
                    $____.
         g.   ( )   the Participant has completed ____ Years of Service.
         h.   ( )   the Participant has completed ____ Years of Service while a
                    Participant in the Plan.
         i.   ( )   the Participant is under age ____ on the Contract issue
                    date.
         j.   ( )   the maximum amount of all Contracts on behalf of a
                    Participant shall not exceed $____.
         k.   ( )   the maximum face amount of life insurance shall be $____.

An Employer who has ever maintained or who later adopts any plan in addition to this Plan (including a welfare benefit fund, as defined in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Code Section 419A(d)(3) or an individual medical account, as defined in Code Section 415(l)(2)) (other than paired plan
# 01-002, # 01-004) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the Employer's plan(s) are qualified, application for a determination letter should be made to the appropriate key district director of Internal Revenue.

This Adoption Agreement may be used only in conjunction with basic Plan document #01. This Adoption Agreement and the basic Plan document shall together be known as CUSTOM BENEFIT SERVICES OF HOUSTON, INC. Standardized 401(k) Profit Sharing Plan and Trust #01-006.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

CUSTOM BENEFIT SERVICES OF HOUSTON, INC. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by CUSTOM BENEFIT SERVICES OF HOUSTON, INC. or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify CUSTOM BENEFIT SERVICES OF HOUSTON, INC. of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on 6/15/99. Furthermore, this Plan may not be used unless acknowledged by CUSTOM BENEFIT SERVICES OF HOUSTON, INC. or its authorized representative.

EMPLOYER:

PROSPERITY BANCSHARES, INC.

By:  /s/ DAVID ZALMAN
    -----------------------
           OFFICER

 /s/ DAVID ZALMAN
---------------------------
           TRUSTEE

This Plan may not be used, and shall not be deemed to be a Regional Prototype Plan, unless an authorized representative of CUSTOM BENEFIT SERVICES OF HOUSTON, INC. has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

CUSTOM BENEFIT SERVICES OF HOUSTON, INC.

By:  /s/ JANICE HARDCASTLE
    -----------------------